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                                                                 EXHIBIT 2.2

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                             STOCKHOLDER AGREEMENT


                                    between


                          PROTECTIVE LIFE CORPORATION

                                      and

                                JACK R. ANDERSON




                           Dated as of March 10, 1998


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                 STOCKHOLDER AGREEMENT dated as of March 10, 1998, between
PROTECTIVE LIFE CORPORATION, a Delaware corporation ("Purchaser"), and JACK R. ANDERSON, the "Stockholder").

                 WHEREAS Purchaser, a Delaware corporation and a wholly owned subsidiary of Purchaser ("Sub"), and United Dental Care, Inc., a Delaware corporation (the "Company"), propose to enter into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented, the "Merger Agreement"; capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement) providing for the merger of the Company with and into Sub (the "Merger"), upon the terms and subject to the conditions set forth in the Merger Agreement; and

                 WHEREAS the Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such number of shares of Common Stock, par value $0.10 per share, of the Company (the "Company Common Stock") set forth opposite his name on Schedule A attached hereto (such shares of Company Common Stock, together with any other shares of capital stock of the Company acquired by such Stockholder after the date hereof and during the term of this Agreement and the shares listed on Schedule A hereto as to which beneficial ownership is disclaimed and voting and investment control is exercised by others ("Others"), being collectively referred to herein as the "Subject Shares"); and

                 WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Purchaser has requested that the Stockholder enter into this Agreement;

                 NOW, THEREFORE, to induce Purchaser to enter into, and in consideration of its entering into, the Merger Agreement, and in consideration of the premises and the representations, warranties and agreements contained herein, the parties agree as follows:

                 1. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to Purchaser as of the date hereof as follows:

                 (a) Authority. The Stockholder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder enforceable in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms
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hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to the Stockholder or to the Stockholder's property or assets. If the Stockholder is married and the Stockholder's Subject Shares constitute community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Stockholder's spouse, enforceable against such spouse in accordance with its terms. The Stockholder agrees to deliver to Purchaser upon request a proxy substantially in the form attached hereto as Exhibit A, which proxy shall be coupled with an interest and irrevocable to the extent permitted under Delaware law, with the total number of such Stockholder's Subject Shares correctly indicated thereon.

                 (b) The Subject Shares. The Stockholder is the record and beneficial owner of, and has good and marketable title to, the Subject Shares set forth opposite his name on Schedule A attached hereto, free and clear of any claims, liens, encumbrances and security interests whatsoever.
The Stockholder does not own, of record or beneficially, any shares of capital stock of the Company other than the Subject Shares set forth opposite his or its name on Schedule A attached hereto. The Stockholder has the sole right to vote such Subject Shares, and none of such Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of such Subject Shares, except as contemplated by this Agreement (other than the Stockholders Agreement dated September 16, 1994 among Stockholder, Robert J. Nettinga and certain other stockholders of the Company). The Stockholder does not own any options or warrants to acquire any shares of Company Common Stock or any other securities convertible into or exchangeable for Company Common Stock other than options to acquire 12,000 shares of Company Common Stock.

                 2. Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to the Stockholder that Purchaser has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Purchaser, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser and constitutes a valid and binding obligation of Purchaser enforceable in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of, the





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certificate of incorporation or by-laws of Purchaser, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to Purchaser or to Purchaser's property or assets.

                 3. Covenants of the Stockholder. Until the termination of this Agreement in accordance with Section 7, the Stockholder agrees as follows:

                 (a) At any meeting of stockholders of the Company called to vote upon the Merger and the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to the Merger and the Merger Agreement is sought, the Stockholder shall vote (or cause to be voted) (and shall use his best efforts to cause Others to vote) the Subject Shares in favor of the Merger, the adoption of the Merger Agreement and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement.

                 (b) At any meeting of stockholders of the Company or at any adjournment thereof or in any other circumstances upon which the Stockholder's vote, consent or other approval is sought, the Stockholder shall vote (or cause to be voted) (and shall use his best efforts to cause Others to vote) the Subject Shares against (i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or any other takeover proposal, as such term is defined in Section 7.2(e) of the Merger Agreement (a "Takeover Proposal") or
(ii) any amendment of the Company's certificate of incorporation or by-laws or other proposal (including with respect to the election of directors) or transaction involving the Company or any of its subsidiaries, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement. Subject to Section 9, the Stockholder further agrees not to commit or agree to take any action inconsistent with the foregoing.

                 (c) Except as provided in the immediately succeeding sentence of this Section 3(c), the Stockholder agrees not to (and to use his best efforts to cause Others not to) (i) sell, transfer, pledge, assign or otherwise dispose of (including by gift) (collectively, "Transfer"), or enter into any contract, option or other arrangement (including any profit sharing arrangement) with respect to the Transfer of, the Subject Shares to any person other than pursuant to the terms of the Merger, (ii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, in connection with, directly or indirectly, any Takeover Proposal. Notwithstanding the foregoing, the





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Stockholder shall have the right, for estate planning purposes, to Transfer
Subject Shares to a transferee following the due execution and delivery to Purchaser by each transferee of a counterpart to this Agreement.

                 (d) Subject to the terms of Section 9, during the term of this Agreement, the Stockholder shall not, nor shall it permit any investment banker, attorney or other adviser or representative of the Stockholder to, (i) directly or indirectly solicit, initiate or encourage the submission of, any Takeover Proposal or (ii) directly or indirectly participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal.

                 (e) Until after the Merger is consummated or the Merger Agreement is terminated, the Stockholder shall use all reasonable efforts (and shall use his best efforts to cause Others) to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the Company and Purchaser in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by the Merger Agreement.

                 4. Further Assurances. Stockholder will (and will use his best efforts to cause Others to), from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Purchaser may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

                 5. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties, except that Purchaser may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to any direct or indirect wholly owned subsidiary of Purchaser. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

                 6. Termination. This Agreement shall terminate upon the earlier of (a) the termination of the Merger Agreement in accordance with the terms thereof and (b) the Effective Time of the Merger.





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                 7.       General Provisions.

                 (a) Amendments. This Agreement may not be amended altered or supplemented except by an instrument in writing signed by each of the parties hereto.

                 (b) Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to Purchaser in accordance with Section 10.2 of the Merger Agreement and to the Stockholder at his address set forth on Schedule A attached hereto (or at such other address for a party as shall be specified by like notice).

                 (c) Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

                 (d) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each of the parties and delivered to the other party, it being understood that each party need not sign the same counterpart.

                 (e) Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

                 (f) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

                 8. Stockholder Capacity. No person executing this Agreement who is or becomes during the term hereof a director or officer of the Company makes any agreement or understanding herein in his capacity as such director or officer. Stockholder signs solely in his capacity as the record holder and beneficial owner of such Stockholder's Subject Shares and nothing herein shall limit or affect any actions taken by a Stockholder in his capacity as an officer or director of the Company to the extent specifically permitted by the Merger Agreement.





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                 9.       Enforcement.  The parties agree that irreparable
damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in a Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit such party to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that such party will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than a Federal court sitting in the state of Delaware or a Delaware state court and (iv) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby.





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                 IN WITNESS WHEREOF, Purchaser has caused this Agreement to be signed by its officer thereunto duly authorized and the Stockholder has signed this Agreement, all as of the date first written above.

                          PROTECTIVE LIFE CORPORATION,

                          By: /s/ John D. Johns
                              --------------------------------------------------
                             Name: John D. Johns
                             Title: President and Chief Operating Officer



                          /s/ Jack R. Anderson
                          ------------------------------------------------------
                          JACK R. ANDERSON


                          Acknowledged and agreed as of the date first above written:



                          /s/ Rose Marie Anderson
                          ------------------------------------------------------
                          ROSE MARIE ANDERSON





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                                   SCHEDULE A



                                                                Shares of Common
                 Name                                                Stock
                 ----                                              ---------
 Jack R. Anderson                                                458,500 shares
 1645 Dallas Parkway
 Suite 735
 Dallas, TX 75248

 Others                                                          778,500 shares





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